Exhibit 23.5

K.E. ANDREWS & COMPANY

Ad Valorem Tax Service

Austin • Dallas • Denver

The undersigned hereby consents to the references to our firm in the form and context in which they appear in or are incorporated by reference into this Post-Effective Amendment No. 1 to Registration Statement No. 333-144938 on Form S-3 of Eagle Rock Energy Partners, L.P. (this “Post-Effective Amendment”) and the related prospectus that is a part thereof. We hereby further consent to the use in such Post-Effective Amendment and prospectus of the purchase price allocations and related information attributed to our firm in the Form 10-K for the year ended December 31, 2007 of Eagle Rock Energy Partners, L.P. and the Form 8-K of Eagle Rock Energy Partners, L.P. dated April 16, 2008, both incorporated by reference into this Post-Effective Amendment.

We further consent to the reference to our firm under the heading “Experts.”

K.E. ANDREWS & COMPANY

By:	/s/ Mark Andrews, ASA
Mark Andrews, ASA
President

Houston, Texas
June 24, 2008